Exhibit 10.2
EXECUTION VERSION
LENDER JOINDER AGREEMENT
This JOINDER AGREEMENT (this “Joinder”) is made as of October 15, 2025.
Reference is made to that certain Revolving Credit Agreement, dated as of December 23, 2024, entered into by and among K-PEC Liquidity Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Borrower Representative”), as a borrower, the other borrowers from time to time party thereto (each, a “Borrower” and collectively with the Borrower Representative, the “Borrowers”), Sumitomo Mitsui Banking Corporation and KKR Capital Markets as the joint lead arrangers, each lending institution that becomes a lender thereunder (the “Lenders”), and Sumitomo Mitsui Banking Corporation, as the administrative agent (“Administrative Agent”) (as the same may be modified, amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement and, for purposes hereof, the rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.
The “Additional Lender” referred to on Schedule 1 hereto agrees as follows:
The Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a Lender pursuant to Section 10.06 of the Credit Agreement.
The Additional Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Finance Documents (except for copies of other Lenders’ Assignment Agreements which are available to the Additional Lender upon request), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement or any other Finance Document; (c) confirms that it is an Eligible Assignee (and by its countersignature hereto, if required pursuant to the terms of the definition of the term “Eligible Assignee” in the Credit Agreement, the Borrowers hereby also confirm the Assignee is an Eligible Assignee); (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Finance Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches (or has delivered to the Administrative Agent, the Borrowers and the Assignor) completed and signed copies of any forms that may be required by the United States Internal Revenue Service (together with any additional supporting documentation required pursuant to applicable Treasury Department regulations or such other evidence satisfactory to the Borrowers and the Administrative Agent) in order to certify the Additional Lender’s complete exemption from United States withholding taxes with respect to any payments or distributions made or to be made to the Additional Lender in respect of the Loans or under the Credit Agreement.

Following the execution of this Joinder, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Joinder (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule 1 hereto.
Upon such execution and delivery, as of the Effective Date, the Additional Lender shall be a party to the Credit Agreement and the other Finance Documents and have the rights and obligations of a Lender thereunder.
This Joinder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile, electronic mail (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Electronic Commerce Act, 2000 (Ontario) or any other applicable law)), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder by telecopier or facsimile (or email with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Joinder. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE(S) FOLLOW(S).

IN WITNESS WHEREOF, the Additional Lender has caused this Joinder to be executed by its officers thereunto duly authorized as of the date specified thereon.
BARCLAYS BANK PLC
By: /s/ Bradley Diener
Name: Bradley Diener
Title: Managing Director

[Signature Page to Lender Joinder Agreement]

Accepted and Approved:
SUMITOMO MITSUI BANKING CORPORATION,
as Administrative Agent

By: /s/ Jonathan Agudelo
Name: Jonathan Agudelo
Title: Executive Director

[Signature Page to Lender Joinder Agreement]

Acknowledged and Approved:
BORROWER REPRESENTATIVE:
K-PEC LIQUIDITY LIMITED

By: /s/ Mark Rappo
Name: Mark Rappo
Title: Director

[Signature Page to Lender Joinder Agreement]

SCHEDULE 1
to
JOINDER

Additional Lender’s Commitment:	$125,000,000
Total Commitment of all Lenders after giving effect to this Joinder:	$600,000,000
Effective Date (if other than date of Joinder):	October 15, 2025

Additional Lender:
Barclays Bank PLC
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: EFS Complex Structuring
Email: EFSReporting@barclays.com
with a copy to:
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: EFS Fund Financing, Legal Department
Email: EFSLegalNotices@barclays.com
Attention: Equity Linked & Financing Solutions
Phone: +1 212 526 1549
Email: elhsnotifications@barclays.com